ARTICLES OF AMENDMENT
OF
A. M. CASTLE & CO.
A MARYLAND CORPORATION

        A. M. Castle & Co., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The charter of the Corporation is hereby amended by deleting the first two sentences of Article FIFTH in their entirety and inserting the following in lieu thereof:

        “The total number of shares of stock which the Corporation shall have authority to issue is 400,000,000, consisting of 400,000,000 shares of common stock, $.01 par value per share (“Common Stock”). The aggregate par value of all authorized shares of all classes of stock having par value is $4,000,000.”

        SECOND: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        THIRD: Immediately prior to the above amendments, the Corporation had authority to issue 200,000,000 shares of stock, consisting of 200,000,000 shares of Common Stock. The aggregate par value of all authorized shares of all classes of stock having par value was $2,000,000.

        FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments is 400,000,000, consisting of 400,000,000 shares of Common Stock. The aggregate par value of all authorized shares of all classes of stock having par value is $4,000,000.

        FIFTH: These Articles of Amendment shall become effective at 5:00 p.m., Eastern Time, on June 30, 2020 (the “Effective Time”).

        SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 30th day of June, 2020.

ATTEST:		A.M. Castle & Co.

By:	/s/ Jeremy T. Steele	By:	/s/ Marec E. Edgar
Name:	Jeremy T. Steele	Name:	Marec E. Edgar
Title:	Secretary	Title:	President and Chief Executive Officer
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